Exhibit 1
February 11, 2009

To:	Alberta Securities Commission
British Columbia Securities Commission
Manitoba Securities Commission
Ontario Securities Commission
Commission des valeurs mobilières du Québec
Saskatchewan Securities Commission
Office of the Administrator of Securities, New Brunswick
Nova Scotia Securities Commission
Registrar of Securities, P.E.I.
Securities Division, Department of Justice, Newfoundland
Registrar of Securities, Government of the Yukon Territory
Securities Registry, Government of the Northwest Territories
Securities Registry, Government of Nunavut

Toronto Stock Exchange
NASDAQ Stock Exchange
Dear Madam/Sir:
EARLY NOTICE – IVANHOE ENERGY INC.
In compliance with National Policy Statement 54-101, the following is advance notification of meeting for:

ISSUER:	Ivanhoe Energy Inc.

MEETING DATE:	April 15, 2009

RECORD DATE FOR NOTICE:	March 12, 2009

RECORD DATE FOR VOTING:	March 12, 2009

BENEFICIAL OWNERSHIP DETERMINATION:	March 12, 2009

SECURITY DESCRIPTION:	Common Shares, 465790 10 3

MEETING TYPE:	Annual General Meeting

PLACE OF MEETING:	Vancouver, British Columbia
Yours truly,
IVANHOE ENERGY INC.
“Beverly A. Bartlett”
Beverly A. Bartlett
Vice President and Corporate Secretary
World Trade Centre
Suite 654 – 999 Canada Place, Vancouver, BC, Canada V6C 3E1
Tel: (604) 688-8323 Fax: (604) 682-2060